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                                      EXHIBIT 11
                        WELLS FARGO & COMPANY AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                       Quarter
                                                                ended March 31,
                                                              ----------------

(in millions)                                                   1997      1996
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PRIMARY EARNINGS PER COMMON SHARE
    Net income                                                $  339    $  264
    Less preferred dividends                                      10        10
                                                              ------    ------
         Net income for calculating primary
              earnings per common share                       $  329    $  254
                                                              ------    ------
                                                              ------    ------

    Average common shares outstanding                           90.8      47.0
                                                              ------    ------
                                                              ------    ------

PRIMARY EARNINGS PER COMMON SHARE                             $ 3.62    $ 5.39
                                                              ------    ------
                                                              ------    ------

FULLY DILUTED EARNINGS PER COMMON SHARE (1)
    Net income                                                $  339    $  264
    Less preferred dividends                                      10        10
                                                              ------    ------
         Net income for calculating fully
              diluted earnings per common share               $  329    $  254
                                                              ------    ------
                                                              ------    ------

    Average common shares outstanding                           90.8      47.0
    Add exercise of options, warrants and
         share rights, reduced by the number
         of shares that could have been
         purchased with the proceeds from
         such exercise                                           1.1       1.3
                                                              ------    ------
    Average common shares outstanding as adjusted               91.9      48.3
                                                              ------    ------
                                                              ------    ------

FULLY DILUTED EARNINGS PER COMMON SHARE                       $ 3.58    $ 5.24
                                                              ------    ------
                                                              ------    ------
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(1) This presentation is submitted in accordance with Item 601(b)(11) of
    Regulation S-K. This presentation is not required by APB Opinion No. 15, because it results in dilution of less than 3%.